ACCUMULATOR® ALL SERIES

Application for an Individual Annuity

Please make checks payable to:
AXA Equitable
First-Class Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

AXA EQUITABLE

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive, 6th Floor
Secaucus, NJ 07094-3619
For Assistance, please call 888-517-9900
www.axa-equitable.com

CONTRACT SPECIFICS

1. Contract Series and Type

A. Choose a Contract Series:

- Series availability varies and is subject to state and firm approval.

☐ **Series B** ☐ **Series L** ☐ **Series CP®** ☐ **Series C**

B. Choose a Contract Type.

Available for All Series

☐ Non-Qualified

☐ Traditional IRA

☐ Roth IRA

NOT available for all Series.

☐ Qualified Plan Defined Contribution (DC) **(Not available for Series C)**

☐ Qualified Plan Defined Benefit (DB) **(Not available for Series C)**

☐ Inherited IRA BCO[1] (Direct Transfer of Decedent IRA) **(Not available for Series CP®)**

☐ Inherited Roth IRA BCO[1] (Direct Transfer of Decedent Roth IRA) **(Not available for Series CP®)**

☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO[1] **(Not available for Series CP®)**

☐ Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO[1] **(Not available for Series CP®)**

C. Total Initial Contribution(s): $ ______________________

Series CP® only: Expected First Twelve Months Contribution(s): $ ______________________
The Amount entered determines the Series CP® Credit Percentage and assumes multiple Contributions will be made (see Section 13).

Specify Method(s) of Payment:

☐ Check or Wire

☐ 1035 Exchange (from Single Owner Contract, NQ only)

☐ 1035 Exchange (from Joint Owner Contract, NQ only)

☐ CD or Mutual Fund Proceeds (NQ only)

☐ Direct Transfer (IRA or Roth)

☐ Rollover from eligible retirement plan (IRA or Roth)

☐ IRA Regular Contribution for the year 20___ (IRA or Roth)[2]

☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA only)[1] **(Not available for Series CP®)**

☐ Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA)[1] **(Not available for Series CP®)**

[1] GMIB is not available. [2] Available for Series B only.

AXA Equitable Life Insurance Company

Home Office: 1290 Avenue of the Americas, New York, NY 10104

FRNB149112

ICC12 App 02 ACC11

X03686_National
AXA Distributors, LLC

Cat. No. 149112 All Series
Page 1 of 9

2. Account Registration (Please print)

A. Owner(Must be legal resident of US.)

Individual Trust Qualified Plan Trust (DC/DB)1 UGMA/UTMA (State Child’s SSN)

Custodian (IRA/Roth) Other Non-Natural Owner Beneficiary of Deceased IRA Owner2

Non-Spousal Beneficiary of Deceased QP Participant2

Male Female Date of Birth (mm/dd/yyyy) Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN EIN ITIN U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 4.

Email Address

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant’s 95th Birthday. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

1Not available for Series C

. 2 Not available for Series CP®.

Patriot Act Information1

1. Are you a US Citizen? (If “Yes” proceed to question 3.) Yes No

2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act permits you to purchase this annuity? Yes No

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation 4. Your Employer

Owner Form of Identification (Please check one.) Valid Driver’s License Passport State Issued ID Identification Number Exp. Date

1The annuitant must complete this section if the owner is not an individual.

B. Joint Owner (Must be legal resident of US.)

•The individual designated below is the Joint Owner.

Male Female Date of Birth (mm/dd/yyyy)

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Email Address

Joint Owner Form of Identification (Please check one.) Valid Driver’s License Passport State Issued ID

Identification Number Exp. Date Accumulator — All Series

ICC12 App 02 ACC11 Page 2 of 9

C. Annuitant (If other than Owner.)[1]

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name [ ]
(First) (Middle Initial) (Last)

Taxpayer Identification Number (Please check one.) ☐ SSN ☐ EIN ☐ ITIN [ ][ ][ ] - [ ][ ] - [ ][ ][ ][ ]

U.S.A. Primary Residential Address only — No P.O. Box Permitted | City | State | ZIP Code

[1]Annuitant must complete the Patriot Act Information section if the owner is NOT an individual.

D. Joint Annuitant

- For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) | Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted | City | State | ZIP Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ____________________ ______% ____________________ ____________________
Primary Beneficiary Name | Relationship to Owner | Date of Birth (optional)

2. ____________________ ______% ____________________ ____________________
Primary Beneficiary Name | Relationship to Owner | Date of Birth (optional)

3. ____________________ ______% ____________________ ____________________
Primary Beneficiary Name | Relationship to Owner | Date of Birth (optional)

B. Contingent

1. ____________________ ______% ____________________ ____________________
Contingent Beneficiary Name | Relationship to Owner | Date of Birth (optional)

2. ____________________ ______% ____________________ ____________________
Contingent Beneficiary Name | Relationship to Owner | Date of Birth (optional)

3. ____________________ ______% ____________________ ____________________
Contingent Beneficiary Name | Relationship to Owner | Date of Birth (optional)

4. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted | City | State | Zip Code

ICC12 App 02 ACC11
Accumulator — All Series
Page 3 of 9

5. Optional Benefit Elections

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that applies to these features before making a selection.

A. Guaranteed Minimum Income Benefit (GMIB)1

STOP Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB) elections are made in this section.

•GMIB is declined unless “Yes” is checked below.

•Owner issue ages 20-80.2 (If the Owner’s issue age is 71 or older, only the Highest Anniversary Value GMDB and the

Return of Principal GMDB are available.)

•The maximum Owner issue age for the “Greater of GMDB in A1 and A2 below is age 70.

There are two roll up rates that apply to the Roll up Benefit base. A Deferral Bonus Roll up rate of 5% is applicable at contract issue and until you begin taking withdrawals from the contract. An Annual Roll up Rate of 5% will apply beginning in the year in which you take a withdrawal through age 85.

You may ONLY pick GMIB I—Asset Allocation or GMIB II—Custom Selection, not both.

1. GMIB I—Asset Allocation

•If you elect GMIB I, you must elect Option A in Section 8.

Choose One:

Yes,

I wish to elect GMIB I and “Greater of” GMDB I

Yes,

I wish to elect GMIB I and Highest Anniversary Value to Age 85 GMDB

Yes, I wish to elect GMIB I and Return of Principal GMDB3 (If the Owner’s issue age is 71 or older, only the Highest

Anniversary Value GMDB and the Return of Principal GMDB are available.)

2.

GMIB II—Custom Selection

•If you elect GMIB II, you can elect either Option A or B in Section 8.

Choose One:

Yes,

I wish to elect GMIB II and “Greater of” GMDB II

Yes,

I wish to elect GMIB II and Highest Anniversary Value to Age 85 GMDB

Yes, I wish to elect GMIB II and Return of Principal GMDB3 (If the Owner’s issue age is 71 or older, only the Highest

Anniversary Value GMDB and the Return of Principal GMDB are available.)

B.

Guaranteed Minimum Death Benefit (GMDB)

STOP If you elected GMIB do not complete this section.

•If you did not elect GMIB, this section is MANDATORY.

•For Owner issue ages 81-85, the Contract will be issued with Return of Principal GMDB.

Return of Principal GMDB3– Owner issue ages 0-85

Highest Anniversary Value – Owner issue ages 0-802

C.

Earnings Enhancement Benefit (EEB)

EEB is declined unless “Yes” is checked below.

Yes,

I wish to elect the EEB4 – Owner issue ages 0-752

6.

Annual Reset Election

If you elected GMIB I or GMIB II in section 5A, your contract will automatically issue with the Automatic Reset program. The Automatic Reset program resets my Roll Up Benefit Base(s) each year that I am eligible.

To opt out of the Automatic Reset Program, please check the box below.

I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

Customized Reset Program

Reset my Roll Up Benefit Base(s) each year up to and including the contract anniversary date in the year

only. I understand that resets will only occur during this time period if I am eligible.

Resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new wait period of up to 10 years to exercise the GMIB and it may result in a higher charge.

1 Not available for Inherited IRA/Inherited Roth IRA.

2 The maximum issue age for Series CP® is 70, therefore any references to Owner issue ages 71 and older do not apply.

3 There is no charge for the Return of Principal death benefit.

4 Not available for Qualified Plan Defined Benefit or Qualified Plan Defined Contribution.

Accumulator — All Series

ICC12 App 02 ACC11

7. Special Dollar Cost Averaging Programs

•If you elect a Special DCA program below, you must allocate 100% of your initial contribution to that Special DCA program. You must also choose the Investment Options in Section 8 to which amounts will be transferred from the Special

DCA Account.

•All future contributions will be allocated according to the percentages below unless instructed otherwise by you.

•Contributions received after the Special DCA program terminates will be allocated to the Investment Options according to the instructions below.

Check box for one time period.

3 months 6 months 12 months

•Special DCA – Applies if Series B or Series L is elected in Section 1.

•Special Money Market DCA – Applies if Series CP® or Series C is elected in Section 1.

•You may have one DCA program in effect at any given time.

8. Investment Selection

Contribution Allocation – You must allocate your initial contribution among Fixed Account and/or VIOs below using the

Contribution Allocation Column, which must total 100%. All future contributions will be allocated according to the percentage below unless instructed otherwise by you.

If GMIB I, Asset Allocation was elected you MUST choose Option A.

If GMIB II, Custom Selection was elected you may choose either Option A below or Option B on page 6.

Option A :

Contribution

Allocation %

(Required)

Fixed Account — Percentages must be whole numbers

% Guaranteed Interest Option (GIO)

The maximum allocation to GIO is 25% of your Contribution.

Variable Investment Options — Percentages must be whole numbers

Asset Allocation

% AXA Balanced Strategy

% AXA Conservative Growth Strategy

% AXA Conservative Strategy

% AXA Growth Strategy

% AXA Moderate Growth Strategy

% EQ/AllianceBernstein Dynamic Wealth Strategies

% EQ/Money Market

100%

TOTAL

Accumulator — All Series

ICC12 App 02 ACC11 Page 5 of 9

☐ **Option B:**

- Percentages must be whole numbers.
- Under Option B, your account value is automatically rebalanced to these allocations quarterly, based on your Contract Year.
- Option B is not available if you elected GMIB I – Asset Allocation in Section 5.

Contribution Allocation % (Required)

Category 1:

Fixed Income – *You must allocate at least 30% of your Contribution to this Investment Option Category.*
**You may not allocate more than 30% to this fund.*

_________% EQ/Core Bond Index
_________% EQ/Intermediate Government Bond Index
_________% EQ/Money Market*
_________% EQ/Quality Bond PLUS
_________% Multimanager Core Bond

Category 2:

Asset Allocation/Indexed – *You may allocate up to 70% of your Contribution to this Investment Option Category. You must allocate at least 20% of your Contribution to this Investment Option Category if you select funds within Category 3 or Category 4.*
**You may not exceed 40% per fund.*

_________% AXA Balanced Strategy
_________% AXA Conservative Growth Strategy
_________% AXA Conservative Strategy
_________% AXA Growth Strategy
_________% AXA Moderate Growth Strategy
_________% AXA Tactical Manager 400*
_________% AXA Tactical Manager 500*
_________% AXA Tactical Manager 2000*
_________% AXA Tactical Manager International*
_________% EQ/AllianceBernstein Dynamic Wealth Strategies

Category 3:

Core Diversified – *You may allocate up to 50% of your Contribution to this Investment Option Category. You may not exceed 25% per fund within this category. You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category.*

_________% EQ/AXA Franklin Small Cap Value Core
_________% EQ/Equity Growth PLUS
_________% EQ/Franklin Core Balanced
_________% EQ/Franklin Templeton Allocation
_________% EQ/Global Bond PLUS
_________% EQ/Global Multi-Sector Equity
_________% EQ/International Core PLUS

Contribution Allocation % (Required)

Category 3 (continued):

_________% EQ/Large Cap Core PLUS
_________% EQ/Large Cap Growth PLUS
_________% EQ/Large Cap Value PLUS
_________% EQ/Mid Cap Value PLUS
_________% EQ/Mutual Large Cap Equity
_________% EQ/Templeton Global Equity
_________% Multimanager Aggressive Equity
_________% Multimanager International Equity
_________% Multimanager Large Cap Core Equity
_________% Multimanager Large Cap Value
_________% Multimanager Mid Cap Growth
_________% Multimanager Mid Cap Value
_________% Multimanager Multi-Sector Bond
_________% Multimanager Small Cap Growth
_________% Multimanager Small Cap Value

Category 4:

Manager Select – *You may allocate up to 25% of your contribution to this Investment Option Category. You may not exceed 15% per fund within this Category. You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category.*

_________% EQ/AllianceBernstein Small Cap Growth
_________% EQ/Boston Advisors Equity Income
_________% EQ/Calvert Socially Responsible
_________% EQ/Capital Guardian Research
_________% EQ/Davis New York Venture
_________% EQ/JPMorgan Value Opportunities
_________% EQ/Lord Abbett Large Cap Core
_________% EQ/MFS International Growth
_________% EQ/Montag & Caldwell Growth
_________% EQ/Morgan Stanley Mid Cap Growth
_________% EQ/Oppenheimer Global
_________% EQ/PIMCO Ultra Short Bond
_________% EQ/T. Rowe Price Growth Stock
_________% EQ/UBS Growth and Income
_________% EQ/Van Kampen Comstock
_________% EQ/Wells Fargo Omega Growth
_________% Multimanager Technology

OPTION B TOTALS – MUST EQUAL 100%

_______% +	_______% +	_______% +	_______% =	100 %
Category 1	Category 2	Category 3	Category 4	TOTAL

ICC12 App 02 ACC11

Accumulator — All Series
Page 6 of 9

Yes, by signing this application, I hereby designate my registered representative named in Section 14 to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions.

I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA

Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice,

and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

10. Current Insurance

1. Do you have any other existing life insurance or annuities?

Yes

No

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued?

Yes

No

If Yes to question number 2, complete the following:

Company

Type of Plan

Year Issued

Contract Number

Company

Type of Plan

Year Issued

Contract Number

Company

Type of Plan

Year Issued

Contract Number

11. Contract State

We will issue and deliver a contract to you based on your state of primary residence. If you sign the application in a state other than your primary residence state:

I certify that either:

I have a second residence where the application was signed (the state of sale) or

I work or maintain a business in the state where the application was signed (the state of sale).

12. Fraud Warnings

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Accumulator — All Series

ICC12 App 02 ACC11

13. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, AND

ANY VARIABLE ANNUITY BENEFIT PAYMENTS I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT

GUARANTEED AS TO DOLLAR AMOUNT.

• In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.

• Under penalty of perjury, I certify that the Tax Identification Number in Section 2 is correct.

• All information and statements furnished in this application are true and complete to the best of my knowledge and belief.

• AXA Equitable may accept amendments to this application provided by me or under my authority.

• No registered representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.

• Charges under the Contract generally apply for the duration of the Contract.

• I understand that Credits will be allocated to my Account Value based on the Expected First Year Contribution Amount and that, if actual first year total Contributions are less than the amount needed to qualify for such Credits, any excess Credits will be deducted from my Account Value.

• Fees, Charges and Investment Options vary by Series.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• No optional benefits are elected unless I checked the appropriate boxes in Section 5. Some elections may not be changed after the Contract has been issued to me.

• There are additional charges for an optional benefit elected in Section 5.

• Withdrawals under the Contract may reduce my Benefit Base.

• The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account

Value or Cash Value, and if I exercise GMIB, the benefit base will be in the form of lifetime periodic payments only.

• Depending on my/our age, a GMIB and GMDB elected in Section 5 may be of limited usefulness because federal income tax lifetime required minimum distributions begins after age 70 1/2 and such distributions that are withdrawn from the

Contract may significantly reduce the benefit.

• Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic Reset program resets my Roll Up Benefit Base(s) each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period of up to 10 years to exercise the GMIB,

which may be started beginning on each Contract Date Anniversary that the Roll Up Benefit Base is reset and the charge for the “Greater of” GMDB and the GMIB may increase depending on the terms of my Contract as of the Contract Date

Anniversary following each reset. If my Annuity Account Value does not exceed my GMIB Rollup to age 85 benefit base on any

Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request.

Any such request must be received at AXA Equitable’s processing office at least 30 days prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the roll up benefit base is based on the age of the older owner. My GMIB benefit can no longer be exercised 30 days after the contract anniversary following my 85th birthday.

There will be no further Highest Anniversary Value increases, roll ups or resets to my GMIB benefit base after that time.

I acknowledge that I have received the most current prospectus for Accumulator. After reviewing my financial information and goals with my Registered Representative, I believe that this Contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk “CD”, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

By checking this box, providing my e-mail address, and signing the application below, I am requesting that AXA Equitable send me further information about enrolling in AXA Equitable’s electronic delivery so that I may receive all statements,

confirms and prospectus mailings electronically.

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you understand the terms and conditions set forth in this application.

X Proposed Owner’s Signature Signed at: City, State Date

X Proposed Annuitant’s Signature (if other than Owner) Signed at: City, State Date

X Proposed Joint Owner’s Signature (if other than Annuitant) Signed at: City, State Date

X Proposed Joint Annuitant’s Signature (if other than Owner) Signed at: City, State Date

Accumulator — All Series

ICC12 App 02 ACC11 Page 8 of 9

14. Registered Representative Section

1. **Does the Proposed Insured have any existing life insurance or annuity contracts?** .... ☐ Yes ☐ No
2. **Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)?** .... ☐ Yes ☐ No
3. **Did you verify the identity by reviewing the driver's license/passport of each Owner/Annuitant, inquire about the source of the customer's assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official?** .... ☐ Yes ☐ No
4. **Is the Proposed Insured currently an Active Duty* Member of the Armed Forces?** .... ☐ Yes ☐ No

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* "Active Duty" means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ______________________________ ☐☐☐☐☐☐
Primary Registered Representative Signature | Social Security Number | or | Rep. Code

______________________________ ________ % ( ) -
Print Name | Phone Number

____
Client Account Number at Broker-Dealer | Email Address | Broker-Dealer Name

X ______________________________
Secondary Registered Representative Signature | Social Security Number | or | Rep. Code

______________________________ ________ % ( ) -
Print Name | Phone Number

X ______________________________
Tertiary Registered Representative Signature | Social Security Number | or | Rep. Code

______________________________ ________ % ( ) -
Print Name | Phone Number

Registered Representative Use Only. Contact your home office for program information.

☐ **Option I** ☐ **Option II** ☐ **Option III**[1] ☐ **Option IV**[2] ☐ **Option V**[3]

(Once selected, program cannot be changed.)

[1] Not applicable to Series C.

[2] Not applicable to Series CP® & C.

[3] Applicable to Series B only.

ICC12 App 02 ACC11

Accumulator — All Series
Cat No. 149112
Page 9 of 9